SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549

                            FORM 8-K


                         CURRENT REPORT


               Pursuant to Section 13 or 15 (d) of
               the Securities Exchange Act of 1934


               Date of Report: September 22, 1997
                (Date of earliest event reported)


                         CITIZENS, INC.
     (Exact name of registrant as specified in its charter)


                            COLORADO
                 (State or other jurisdiction of
                         incorporation)



        0-16509                              84-0755371
(Commission File Number)                   (IRS Employer
                                       Identification Number)


 400 East Anderson Lane
     Austin, Texas                             78752
 (Address of principal                       (Zip Code)
   executive offices)

                        (512) 837-7100
                 (Registrant's telephone number)
Item 1.  Changes in Control of Registrant.
     None.

Item 2.  Acquisition or Disposition of Assets.
     None.

Item 3.  Bankruptcy or Receivership.
     None.

Item 4.  Certifying Accountants.
     None.

Item 5.  Other Events.

      On September 22, 1997, Registrant was notified that class action certification was granted September 15, 1997 to plaintiffs in a lawsuit (Dwain Kirkham et al. v. American Liberty Life Insurance Company et al., No. 25,954, 2nd Judicial District, Jackson Parish, Louisiana) filed against American Liberty Life Insurance Company ("ALLIC") on August 19, 1996 and against Citizens, Inc. on December 20, 1996 (collectively "Defendants"). In the same ruling, Defendants' motion for summary judgment and exception of prescription (statute of limitations) were denied. Defendants believe that these rulings are significantly in error. Defendants will appeal these rulings, during which time, the trial court proceedings will be stayed. Defendants intend to vigorously defend against these claims.

     The lawsuit was filed by four individuals who purchased from ALLIC, prior to August 1, 1986, life insurance policies on their children and grandchildren. In the complaint, plaintiffs allege that the insurance policies were fraudulently misrepresented to be "retirement" and "insured savings" plans in which, after six or seven years, additional premiums would be unnecessary and monthly retirement income would be generated for plaintiffs. Plaintiffs also allege other causes of action including breach of contract and are seeking rescission, unspecified damages, interest and attorneys' fees. Prior to the class certification ruling, rescission of the insurance policies purchased by the four plaintiffs would have resulted in a total payment of $31,000 (including 33% for contingent attorneys fees). The activities described in plaintiffs' complaint allegedly occurred over 10 years ago with respect to certain types of insurance policies sold by an independent general agent. Prior to its recent merger into Registrant's principal subsidiary, Citizens Insurance Company of America, ALLIC was a separate subsidiary of Registrant since its acquisition in September 1995.

      As part of the acquisition, not all historical records of ALLIC were loaded on the computer system currently used. Further, no officers or managers of ALLIC are currently employed by Registrant or any of its affiliates. Due to the unexpected nature of this ruling, the historical records have not been examined to determine the potential magnitude of these claims in the event of class action certification. Management will be examining ALLIC's historical records to determine if such an estimate can be developed.

Item 6.  Resignations of Registrant's Directors.
     None.

Item 7.  Financial Statements and Exhibits.
     None.

Item 8.  Change in Fiscal Year.
     None.

Item 9.  Sales of Equity Securities Pursuant to Regulation S

     None.

                            SIGNATURE


      Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on Registrant's behalf by the undersigned, duly authorized and empowered officer of the Registrant.

                                      CITIZENS, INC.




                                      By:/s/ Mark A. Oliver
                                         Mark A. Oliver, FLMI
                                         President

Date:  September 24, 1997